Exhibit 99.1
Thryv Grows SaaS Revenue in First Quarter 2025,
First Quarter Results Exceed Guidance

–Q1 SaaS Revenue Increased 50% Year-Over-Year
–Q1 SaaS Revenue (Ex-Keap) Increased 24% Year-Over-Year
–Q1 SaaS Revenue over 60% of Total Revenue
–Q1 Record Seasoned NRR of 103%

DALLAS, May 1, 2025 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business marketing and sales software platform, reported an increase in SaaS revenue of 50% year-over-year in the first quarter of 2025.

“Thryv started 2025 with strong positive momentum as SaaS revenue accelerated to over 60% of total revenue, underscoring the progress of our strategic transformation into a premier SMB software business,” said Joe Walsh, Thryv Chairman and CEO. “While we remain focused on acquiring and upgrading subscribers to the platform, we have been deepening relationships with our existing customers and expanding ARPU. We are leaning into cross-selling and anticipate continued growth as we enhance our product-led strategy and expand into new verticals. Looking ahead, the resilient customer demand we are experiencing is encouraging, and we are committed to driving sustainable, profitable growth as we continue to invest in our platform.”

“In the first quarter, we exceeded our guidance, and balanced SaaS top-line growth with disciplined cost management,” stated Paul Rouse, Chief Financial Officer. “Seasoned NRR increased to a record 103% in the first quarter as a result of upselling and cross-selling additional products and services to our customer base. For the remainder of 2025, we expect to deliver SaaS revenue growth and continued SaaS Adjusted EBITDA margin improvement.”

First Quarter 2025 Highlights:
•SaaS revenue was $111.1 million, a 50% increase year-over-year
•SaaS revenue excluding Keap was $92.2 million, a 24% increase year-over-year
•Marketing Services revenue was $70.2 million, a 56% decrease year-over-year
•Consolidated total revenue was $181.4 million, a decrease of 22% year-over-year
•Consolidated net loss was $9.6 million, or $(0.22) per diluted share; compared to net income of $8.4 million, or $0.22 per diluted share, for the first quarter of 2024
•Consolidated Adjusted EBITDA was $20.9 million, representing an Adjusted EBITDA margin of 11.5%.
•SaaS Adjusted EBITDA was $10.8 million, representing an Adjusted EBITDA margin of 9.7%
•Total Marketing Services Adjusted EBITDA was $10.1 million, representing an Adjusted EBITDA margin of 14.4%
•Consolidated Gross Profit was $119.3 million
•Consolidated Adjusted Gross Profit1 was $123.7 million
•SaaS Gross Profit was $78.8 million, representing a Gross Margin of 70.9%
•SaaS Adjusted Gross Profit2 was $81.5 million, representing an Adjusted Gross Margin of 73.3%
SaaS Metrics
•SaaS clients increased 59% year-over-year to 111 thousand at the end of the first quarter of 2025 SaaS clients, excluding Keap, increased 37% year-over-year to 96 thousand
•Seasoned Net Revenue Retention2 was 103% for the first quarter of 2025, an increase of 900 bps year-over-year, excluding Keap
•SaaS monthly Average Revenue per Unit (“ARPU”)3 was $335 for the first quarter of 2025
•ThryvPay total payment volume was $71 million, an increase of 13% year-over-year

Outlook
Based on information available as of May 1, 2025, Thryv is issuing guidance4 for the second quarter of 2025 and full year 2025 as indicated below:

	2nd Quarter	Full Year
(in millions)	2025	2025
SaaS Revenue	$113.0 - $115.0	$460.5 - $471.0
SaaS Adjusted EBITDA	$18.5 - $19.5	$67.0 - $71.0

	2nd Quarter	3rd Quarter	4th Quarter	Full Year
(in millions)	2025	2025	2025	2025
Marketing Services Revenue	$90.0 - $91.0	$83.0 - $84.0	$72.0 - $73.0	$310.0 - $314.0
Marketing Services Adjusted EBITDA	$24.0 - $26.0			$77.5 - $78.5
1 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.
2 Seasoned Net Revenue Retention is defined as net dollar retention excluding clients acquired over the previous 12 months as well as clients acquired in the Keap acquisition which closed on October 31, 2024.
3 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month. This is a blended calculation and inclusive of the impact from the Keap acquisition.
4 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Earnings Conference Call Information
Thryv will host a conference call on Thursday, May 1, 2025 at 8:30 a.m. (Eastern Time) to discuss the Company's first quarter 2025 results.

For analysts to register for this conference call, please use this link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available at this link.

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive (Loss) Income

	Three Months Ended
	March 31,
(in thousands, except share and per share data)	2025	2024
Revenue	$181,371	$233,624
Cost of services	62,083	79,983
Gross profit	119,288	153,641

Operating expenses:
Sales and marketing	70,051	70,091
General and administrative	52,271	52,416
Total operating expenses	122,322	122,507

Operating (loss) income	(3,034)	31,134
Other income (expense):
Interest expense	(6,067)	(13,359)
Interest expense, related party	(3,006)	—
Other components of net periodic pension cost	(768)	(1,581)
Other income (expense)	392	(2,373)
(Loss) income before income tax benefit (expense)	(12,483)	13,821
Income tax benefit (expense)	2,865	(5,397)
Net (loss) income	$(9,618)	$8,424
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	(187)	(265)
Comprehensive (loss) income	$(9,805)	$8,159

Net (loss) income per common share:
Basic	$(0.22)	$0.24
Diluted	$(0.22)	$0.22

Weighted-average shares used in computing basic and diluted net (loss) income per common share:
Basic	43,412,366	35,186,121
Diluted	43,412,366	37,985,785

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$10,993	$16,311
Accounts receivable, net of allowance of $13,144 in 2025 and $13,051 in 2024	139,894	161,620
Contract assets, net of allowance of $33 in 2025 and $29 in 2024	1,980	2,127
Taxes receivable	7,493	6,218
Prepaid expenses	30,806	13,923
Deferred costs	9,486	8,402
Other current assets	2,035	2,119
Total current assets	202,687	210,720
Fixed assets and capitalized software, net	41,998	44,478
Goodwill	253,809	253,318
Intangible assets, net	31,956	34,259
Deferred tax assets	146,530	143,495
Other assets	26,754	25,895
Total assets	$703,734	$712,165

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,894	$13,011
Accrued liabilities	80,828	95,462
Current portion of unrecognized tax benefits	26,703	26,196
Contract liabilities	42,873	40,315
Current portion of Term Loan	15,750	—
Current portion of Term Loan, related party	10,500	5,250
Other current liabilities	6,847	8,151
Total current liabilities	189,395	196,260
Term Loan, net	139,565	—
Term Loan, net, related party	95,382	100,436
ABL Facility	37,790	—
Pension obligations, net	38,699	38,014
Other liabilities	9,672	9,759
Total long-term liabilities	321,108	318,985
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 71,496,077 shares issued and 43,728,331 shares outstanding at March 31, 2025; and 70,556,740 shares issued and 43,033,960 shares outstanding at December 31, 2024	715	706
Additional paid-in capital	1,282,424	1,272,476
Treasury stock - 27,767,746 shares at March 31, 2025 and 27,522,780 shares at December 31, 2024	(492,744)	(488,903)
Accumulated other comprehensive loss	(15,128)	(14,941)
Accumulated deficit	(582,036)	(572,418)
Total stockholders' equity	193,231	196,920
Total liabilities and stockholders' equity	$703,734	$712,165

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash Flows from Operating Activities
Net (loss) income	$(9,618)	$8,424
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11,516	14,553
Amortization of deferred commissions	3,499	4,849
Amortization of debt issuance costs	830	1,310
Deferred income taxes	(2,986)	(3,110)
Provision for credit losses and service credits	3,782	7,475
Stock-based compensation expense	7,737	5,289
Other components of net periodic pension cost	768	1,581
Other	(355)	(779)
Changes in working capital items, excluding acquisitions:
Accounts receivable	16,840	(9,750)
Contract assets	147	(1,670)
Prepaid expenses and other assets	(20,672)	(18,169)
Accounts payable and accrued liabilities	(22,338)	(5,754)
Other liabilities	369	1,189
Net cash (used in) provided by operating activities	(10,481)	5,438

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(7,085)	(7,278)
Acquisition of a business, net of cash acquired	(143)	—
Net cash used in investing activities	(7,228)	(7,278)

Cash Flows from Financing Activities
Payments of Term Loan	—	(9,368)
Proceeds from ABL Facility	109,647	205,351
Payments of ABL Facility	(95,748)	(198,459)
Other	(1,620)	918
Net cash provided by (used in) financing activities	12,279	(1,558)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	124	(723)
(Decrease) in cash, cash equivalents and restricted cash	(5,306)	(4,121)
Cash, cash equivalents and restricted cash, beginning of period	17,760	20,530
Cash, cash equivalents and restricted cash, end of period	$12,454	$16,409

Supplemental Information
Cash paid for interest	$8,256	$11,911
Cash paid for income taxes, net	$1,178	$1,915

Segment Information
The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended March 31,		Change
(in thousands)	2025	2024	Amount	%
Revenue
SaaS	$111,129	$74,322	$36,807	49.5%
Marketing Services	70,242	159,302	(89,060)	(55.9)%
Total Revenue	$181,371	$233,624	$(52,253)	(22.4)%

Adjusted EBITDA
SaaS	$10,815	$3,435	$7,380	214.8%
Marketing Services	10,086	50,679	(40,593)	(80.1)%
Consolidated Adjusted EBITDA[5]	$20,901	$54,114	$(33,213)	(61.4)%

The following tables set forth reconciliations of our SaaS revenue for the Company to SaaS revenue excluding Keap and Keap SaaS revenue:

	Three Months Ended March 31,
(in thousands)	2025	2024
Reconciliation of SaaS Revenue
SaaS Revenue	$111,129	$74,322
Less:
Keap SaaS Revenue	18,882	—
SaaS Revenue (excluding Keap)	$92,247	$74,322

5 Consolidated Adjusted EBITDA is equal to SaaS Adjusted EBITDA and Marketing Services Adjusted EBITDA. See Non-GAAP Measures below for a reconciliation of Consolidated Adjusted EBITDA to Net income (loss).

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

We have included Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit because management believes they provide useful information to investors in gaining an overall understanding of our current financial performance and provide consistency and comparability with past financial performance. Specifically, we believe Adjusted EBITDA provides useful information to management and investors by excluding certain non-operating items that we believe are not indicative of our core operating results. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Gross Profit are used by management for budgeting and forecasting as well as measuring the Company’s performance. We believe Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Gross Profit provide investors with the financial measures that closely align with our internal processes.

We define Adjusted EBITDA (“Adjusted EBITDA”) as Net income (loss) plus Interest expense, Income tax expense, Depreciation and amortization expense, Restructuring and integration expenses, Stock-based compensation expense, and non-operating expenses, such as Other components of net periodic pension cost and certain unusual and non-recurring charges that might have been incurred. Adjusted EBITDA should not be considered as an alternative to Net income (loss) as a performance measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Gross Profit (“Adjusted Gross Profit”) as Gross profit adjusted to exclude the impact of Depreciation and amortization expense and Stock-based compensation expense.

Non-GAAP financial information has limitations as an analytical tool and is presented for supplemental informational purposes only. Such information should not be considered a substitute for financial information presented in accordance with U.S. GAAP and may be different from similarly-titled non-GAAP measures used by other companies.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net (loss) income:

	Three Months Ended March 31,
(in thousands)	2025	2024
Reconciliation of Adjusted EBITDA
Net (loss) income	$(9,618)	$8,424
Interest expense	9,073	13,359
Depreciation and amortization expense	11,516	14,553
Stock-based compensation expense (1)	7,737	5,289
Restructuring and integration expenses (2)	4,682	5,265
Income tax (benefit) expense	(2,865)	5,397
Other components of net periodic pension cost (4)	768	1,581
Other (5)	(392)	246
Adjusted EBITDA	$20,901	$54,114
(1)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.

(2)For the three months ended March 31, 2025 and 2024, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation. For more information on our restructuring and integration expenses, please see our Q1 2025 Quarterly Report on Form 10-Q.
(3)Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension cost relates to periodic mark-to-market pension remeasurement.
(4)Other primarily includes foreign exchange-related (income) expense.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended March 31, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$78,770	$40,518	$119,288
Plus:
Depreciation and amortization expense	2,598	1,627	4,225
Stock-based compensation expense	84	70	154
Adjusted Gross Profit	$81,452	$42,215	$123,667
Gross Margin	70.9%	57.7%	65.8%
Adjusted Gross Margin	73.3%	60.1%	68.2%

	Three Months Ended March 31, 2024
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$49,095	$104,546	$153,641
Plus:
Depreciation and amortization expense	1,704	4,072	5,776
Stock-based compensation expense	60	113	173
Adjusted Gross Profit	$50,859	$108,731	$159,590
Gross Margin	66.1%	65.6%	65.8%
Adjusted Gross Margin	68.4%	68.3%	68.3%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Net Income (Loss), Net Income (Loss) Margin, Adjusted EBITDA and Adjusted EBITDA Margin by our (i) SaaS business and (ii) Marketing Services business. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended March 31, 2025
(in thousands)	SaaS	Marketing Services	Total
Revenue	$111,129	$70,242	$181,371
Net (Loss)			(9,618)
Net (Loss) Margin			(5.3)%
Adjusted EBITDA	10,815	10,086	20,901
Adjusted EBITDA Margin	9.7%	14.4%	11.5%

	Three Months Ended March 31, 2024
(in thousands)	SaaS	Marketing Services	Total
Revenue	$74,322	$159,302	$233,624
Net Income			8,424
Net Income Margin			3.6%
Adjusted EBITDA	3,435	50,679	54,114
Adjusted EBITDA Margin	4.6%	31.8%	23.2%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: significant competition for our Marketing Services solutions and

SaaS offerings, including from companies that use components of our SaaS offerings provided by third parties; our ability to maintain profitability; our ability to manage our growth effectively; our ability to transition our Marketing Services clients to our Thryv platform, maintain transitioned clients on that platform and sell them additional or upgraded products; sell our platform into new markets or further penetrate existing markets; our ability to maintain our strategic relationships with third-party service providers; internet search engines and portals potentially terminating or materially altering their agreements with us; our ability to keep pace with rapid technological changes and evolving industry standards; our SMBs clients potentially opting not to renew their agreements with us or renewing at lower spend; potential system interruptions or failures, including cybersecurity breaches, identity theft, data loss, unauthorized access to data or other disruptions that could compromise our information; our potential failure to identify suitable acquisition candidates and consummate such acquisitions; our ability to complete acquisitions and the successful integration of such acquisitions, including our recently completed acquisition of Keap, and any failure of an acquired business to achieve its plans and objectives or realize any expected benefit from any such acquisition; the potential loss of one or more key employees or our inability to attract and to retain highly skilled employees; our ability to maintain the compatibility of our Thryv platform with third-party applications; our ability to successfully expand our operations and current offerings into new markets, including internationally, or further penetrate existing markets; our potential failure to provide new or enhanced functionality and features; our potential failure to comply with applicable privacy, security and data laws, regulations and standards; potential changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; our potential failure to meet service level commitments under our client contracts; our potential failure to offer high-quality or technical support services; our Thryv platform and add-ons potentially failing to perform properly; our use of artificial intelligence in our business, and challenges with properly managing its use, could result in reputational harm, competitive harm, and legal liability; the potential impact of future labor negotiations; our ability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; rising inflation and our ability to control costs, including operating expenses; general macro-economic conditions, including a recession or an economic slowdown in the U.S. or internationally; adverse tax laws or regulations or potential changes to existing tax laws or regulations; costs, liabilities and reputational harm resulting from regulatory investigations, including the subpoena from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”); volatility and weakness in bank and capital markets; and costs, obligations and liabilities incurred as a result of and in connection with being a public company as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv Holdings, Inc. (NASDAQ:THRY) is the provider of the leading sales and marketing platform designed to help small businesses attract new and repeat customers. Thryv software offers SMBs everything they need to manage day-to-day operations and grow efficiently. The platform’s AI-supported marketing and business automations help business owners save time, compete, and win. More than 100K businesses globally use Thryv software to connect with customers and run and grow their business. For more information, visit thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
cameron.lessard@thryv.com

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